UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 24, 2009
CORVEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California	92614

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 851-1473
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 24, 2009, CorVel Corporation granted performance options to its Chief Executive Officer, Daniel J. Starck, its Chief Financial Officer, Scott R. McCloud, and its Chief Information Officer, Donald C. McFarlane, to purchase 20,000 shares, 5,000 shares and 7,500 shares, respectively, of CorVel’s common stock under and pursuant to the terms of the CorVel Restated Omnibus Incentive Plan (Formerly the Restated 1988 Executive Stock Option Plan). These performance options will vest based on the achievement of certain performance criteria, approved by CorVel’s Board of Directors and Compensation Committee, relating to certain earnings per share targetsin calendar years 2009, 2010 and 2011. The exercise price of the options equaled the closing price of CorVel’s common stock as quoted by the Nasdaq Global Select Market on the date of grant.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1†	Stock Option Agreement dated February 24, 2009 by and between CorVel Corporation and Daniel J. Starck, providing for performance vesting

10.2†	Stock Option Agreement dated February 24, 2009 by and between CorVel Corporation and Scott R. McCloud, providing for performance vesting

10.3†	Stock Option Agreement dated February 24, 2009 by and between CorVel Corporation and Donald C. McFarlane, providing for performance vesting

†	Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION (Registrant)

Dated: March 2, 2009	/s/ DANIEL J. STARCK

Daniel J. Starck,
Chief Executive Officer, President and Chief Operating Officer